UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2007

LINENS HOLDING CO.

LINENS ‘N THINGS, INC.

LINENS ‘N THINGS CENTER, INC.

(Exact names of registrants as specified in their charters)

Delaware	333-135646-12	20-4192917
Delaware	001-12381	22-3463939
California	333-135646-11	59-2740308
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey  07015
(Address of principal executive offices)  (Zip Code)

(973) 778-1300
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On May 24, 2007, Linens ‘n Things, Inc. (“LNT”), Linens ‘n Things Center, Inc., and Linens ‘n Things Canada Corp., each as a borrower, entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), along with Linens Holding Co. (Holding and, together with its direct and indirect wholly owned subsidiaries, the “Company”), the sole stockholder of LNT, as guarantor, the subsidiary guarantors named therein, the several lenders named therein, UBS Securities LLC, as Arranger and Bookmanager, UBS AG, Stamford Branch, as Issuing Bank, US Administrative Agent and US Co-Collateral Agent, UBS AG Canada Branch, as Canadian Co-Collateral Agent, Wachovia Bank, National Association, as US Co-Collateral Agent, Co-Documentation Agent and an Issuing Bank, Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent, Canadian Co-Collateral Agent and Canadian Swingline Lender, UBS Loan Finance LLC, as US Swingline Lender, UBS Securities LLC and Bear, Stearns & Co. Inc., as Joint Book Runners, Bear, Stearns & Co. Inc., as Co-Syndication Agent, Wells Fargo Retail Finance, LLC, as Co-Documentation Agent and The CIT Group/Business Credit, Inc., as Co-Syndication Agent.

The Amended Credit Agreement implements a $100.0 million increase in the credit facility, from $600.0 million to $700.0 million.  The Amended Credit Agreement also contains several other modifications that are all favorable to the Company.  The modifications include the following (with defined terms having the meaning given to them in the Amended Credit Agreement):

•                  the “Average Excess Availability” threshold in the definition of “Trigger Event” and for purposes of rescinding an “Activation Notice” was decreased from $90.0 million to $70.0 million;

•                  the “Excess Availability” threshold for purposes of the “Total Leverage Ratio” and the “Consolidated Fixed Charge Coverage Ratio” was decreased from $75.0 million to $70.0 million;

•                  the “Seasonal Advance Period” for the Company has been increased by one month, to begin on the first day of the fiscal month of August rather than September 1 of each year;

•                  the Company has the ability to make a one-time change in its fiscal year upon 45 days’ written notice to the administrative agents; and

•                  the conduct of collateral field audits and inventory appraisals has been clarified with additional language.

The provisions of the Amended Credit Agreement are otherwise substantively the same as in the original Credit Agreement dated as of February 14, 2006.  The original Credit Agreement is summarized in Holding’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2007.

The description of the Amended Credit Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01                Financial Statements and Exhibits.

(d)                   Exhibits.

10.1                           $700,000,000 Amended and Restated Credit Agreement, dated as of May 24, 2007, among Linens ‘n Things, Inc. and Linens ‘n Things Center, Inc., as US borrowers, Linens ’n Things Canada Corp., as Canadian borrower, Linens Holding Co. and the other guarantors party thereto, as guarantors, the lenders party thereto, UBS Securities LLC, as Arranger and Bookmanager, UBS AG, Stamford Branch, as Issuing Bank, US Administrative Agent and US Co-Collateral Agent, UBS AG Canada Branch, as Canadian Co-Collateral Agent, Wachovia Bank, National Association, as US Co-Collateral Agent, Co-Documentation Agent and an Issuing Bank, Wachovia Capital Finance Corporation (Canada),

as Canadian Administrative Agent, Canadian Co-Collateral Agent and Canadian Swingline Lender, UBS Loan Finance LLC, as US Swingline Lender, UBS Securities LLC and Bear, Stearns & Co. Inc., as Joint Book-Runners, Bear, Stearns & Co. Inc., as Co-Syndication Agent, Wells Fargo Retail Finance, LLC, as Co-Documentation Agent, and The CIT Group/Business Credit, Inc., as Co-Syndication Agent.

99.1                           Press Release of Linens Holding Co. dated May 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  May 29, 2007

LINENS HOLDING CO.
LINENS ‘N THINGS, INC.
LINENS ‘N THINGS CENTER, INC.
(Registrants)

By:	/s/ Francis M. Rowan
Francis M. Rowan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

$700,000,000 Amended and Restated Credit Agreement, dated as of May 24, 2007, among Linens ‘n Things, Inc. and Linens ‘n Things Center, Inc., as US borrowers, Linens ’n Things Canada Corp., as Canadian borrower, Linens Holding Co. and the other guarantors party thereto, as guarantors, the lenders party thereto, UBS Securities LLC, as Arranger and Bookmanager, UBS AG, Stamford Branch, as Issuing Bank, US Administrative Agent and US Co-Collateral Agent, UBS AG Canada Branch, as Canadian Co-Collateral Agent, Wachovia Bank, National Association, as US Co-Collateral Agent, Co-Documentation Agent and an Issuing Bank, Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent, Canadian Co-Collateral Agent and Canadian Swingline Lender, UBS Loan Finance LLC, as US Swingline Lender, UBS Securities LLC and Bear, Stearns & Co. Inc., as Joint Book-Runners, Bear, Stearns & Co. Inc., as Co-Syndication Agent, Wells Fargo Retail Finance, LLC, as Co-Documentation Agent, and The CIT Group/Business Credit, Inc., as Co-Syndication Agent.

99.1	Press Release of Linens Holding Co. dated May 29, 2007.